Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Alon Kutai
FastLane Communications	ProActive Newsroom
973-582-3498	212-828-7373
cfaust@fast-lane.net	Akutai@proactivecrg.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation to Report Fiscal 2011 Second Quarter
Financial Results on May 16

Management to Discuss Results in May 17 Conference Call

POMPANO BEACH, FL – May 12, 2011 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology, today announced that its management will conduct a conference call at 4:30 p.m. ET on Tuesday, May 17, 2011, to discuss its fiscal 2011 second quarter financial results for the period ended March 31, 2011. The Company anticipates releasing financial results and filing its Form 10-Q after the close of trading on the previous day, Monday, May 16, 2011. During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and Mr. Robert Tomlinson, the Company's CFO, will discuss the Company's financial results. Management discussion will be followed by an open Q&A session.

Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=79447 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=79447.

About Onstream Media:

Onstream Media Corporation (NASDAQ:ONSM), is a leading online service provider of live and on-demand corporate web communications, virtual event technology and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

99.1-1